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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 29, 2005

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        California                      0-11868                 95-3533362
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

  6175 Nancy Ridge Drive, San Diego, California                     92121
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    (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (858)-535-0202

                                       n/a
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2005, the Registrant entered into a fifth amendment to its second amended and restated loan and security agreement.

The amendment extends the maturity date of our $5 million revolving credit line to November 13, 2006 and extends the maturity date of our term loan to November 1, 2008. The amendment also eliminates certain covenants related to minimum tangible net worth, liabilities to tangible net worth and debt service coverage ratio's and adds a maximum loss covenant as well as reduces the minimum liquidity requirement from $2 million to $1 million on deposit at the bank and increases the interest rate by one half percent to the bank's monthly prime rate plus one percent.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         EXHIBITS.

         Exhibit 10.5 - Fifth amendment to second amended and restated loan and security agreement dated November 13, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CardioDynamics International Corporation

Date: November 29, 2005                  /Stephen P. Loomis/
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                                         Stephen P. Loomis
                                         Chief Financial Officer